SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 22, 2006
BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (843) 216-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On February 22, 2006, Blackbaud, Inc. was informed by its majority stockholder, Hellman & Friedman Capital Partners III, L.P., as well as its affiliates H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. (collectively, “H&F”), that H&F had distributed 8,506,927 shares of Blackbaud common stock held by them to their investors. As a result of the distribution, H&F owns no shares of Blackbaud common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.
Date: February 22, 2006	/s/ Timothy V. Williams
Timothy V. Williams,
Vice President and Chief Financial Officer